Exhibit 3.7(e)

(Requestors Name) (Address) (Address) (City/State/Zip/Phone If') □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 100189146051 01/04/11 -- 0103:3 --- 007 +*43. 7S yA'• C.COVLLIETTE JAN O 6 2011 EXAMINER

COVER LETTER ·To: Amendment Section t Division of Corporation's ' NAME OF CORPORATION: W_is_e_b_uy s ,_ln_c_ . DOCUMENT NUMBER: P_Q:.... ;60 _0 - -- 0_14_0_4_1_1 The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Thomas Scozzafava Name of Contact Person svcc Finni Company 213 West Main Street, PO Box 725 Address Sackets Harbor, NY 13685 City/ State and Zip Code contact@seawaycapital.com E mail address: (to be used for future annua l report not1hcat1on) For further information concerning this matter, please call: T _h_o_m_a_s_S_c_o_zz_a_f_av_a at (315) 6 _4_6_ - 7_1_0_1 Name of Contact Person Area Code & Daytime Telephone Number _ Enclosed is a check for the following amount made payable to the Florida Department of State: D $35 Filing Fee D $43.75 Filing Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) D $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 266 I Executive Center Circle Tallahassee, FL 32301

Articles of Amendment to Articles of Incorporation of Wisebuys, Inc. (Name of Corporation as currently filed with the Florida Dept. of State) P06000140411 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name ofthe corporation: E _m . ,_p_ir_e_P_i_zz_a_H_o_ld_in_,g . _s""',_ln_c_ . The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp . ," "Inc . , " or Co . ," or the designation "Corp," "Inc, " or "Co" . A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P . A . " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) 213 West Main Street PO Box 725 Sackets Harbor , NY 13685 C. Enter new mailing address, if applicable; (Mailing address MAY BE A POST OFFICE BOX) . . . . . . . . 213 West Maio Street PO Box 725 Sackets Harbor NY 13685 D. If amending the registered agent and/or registered office address in Florida, enter the name of the =: new registered agent and/or the new registered office address: Name o(New Registered Agent: New Registered Office Address: (Florida street address) Florida (City) (Zip Code) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being rem·oved and title, name, and address of each Officer and/or Director being added: '(_At1ach additional sheets, if necessary) Title Name Address Type of Action Pres._.{ Thomas W. Scozzafava 4 - iti, ,. Jffa" - 213 West Main Street 0 Add Remove PO Box 725 0 Sackets Harbor, NY 13685 Pres . .1 C}t,,,, _,,,..,._ M - a - u r ௭ y P - et e - rs - ----- - VP J . Gary Wheeler t54'lr '4k..,,_,_ 213 West Main Street PO Rax Z25 Sackets Harbor NY 13665 0 Add D Remove 213 West Maio Street po 6axZ25 Sackets Hacbnr NY 136B5 0 Add D Remove E. If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself : (if not applicable, indicate NIA) Page 2 of3

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The date of each amendment(s) adoption: _D_e_c_e_m_b_e_r_8 - ' - ,_2_0_1_0 _ • ,Effective date if applicable: (date of adoption is required) _D_e_c_e_m_b_e_r_2_0_,_2_0_1_0 (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) [l] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. 0 The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by ---------------------- " (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated December 8, 2010 Signature - ;_ ..J. ::; ===: - -- / - - ;;;: :_ - = ---- ; - ---- : - : - - - (By a director, pr aent or other officer - i irectors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Maury Peters (Typed or printed name of person signing) President and Chairman of the Board (Title of person signing) Page 3 of3

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